EXHIBIT 10(AB) - MATERIAL CONTRACTS

EMPLOYEE RETIREMENT AGREEMENT

This Employee Retirement Agreement ("Agreement"), dated this the 19th day of April, 2001, is by and between National Western Life Insurance Company ("NWL") and Robert L. Busby, III ("Employee").

RECITALS

WHEREAS, Employee has been an at-will employee of NWL and is retiring from and terminating his employment with NWL;

WHEREAS, Employee has been a valued employee of NWL and has provided NWL with 33 years of faithful and loyal service; and

WHEREAS, Employee and NWL have agreed upon the terms and conditions upon which employment with NWL will be terminated and desire to set forth those terms and conditions in writing;

NOW, THEREFORE, in consideration of the releases and covenants made herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, NWL and Employee hereby agree as follows:
1.	Retirement.
a.

Employee hereby confirms that, effective April 20, 2001, (the "Notice Date") or within a reasonable time thereafter, at the sole-discretion of NWL, Employee shall resign any and all positions held as a director, officer, employee, agent or other representative of NWL, its affiliates or subsidiaries, except for his Senior Vice-President position with NWL and his positions on the Board of Directors of Regent Care General Partner, Inc. and Regent Care Operations General Partner, Inc., and shall execute any and all resignations in a form substantially similar to Exhibit A attached hereto.

b.

Employee hereby confirms that, effective March 2, 2002, (the "Employee Retirement Date") Employee shall resign his Senior Vice-President position with NWL and his positions on the Board of Directors of Regent Care General Partner, Inc. and Regent Care Operations General Partner, Inc., and shall execute resignations in a form substantially similar to Exhibit A attached hereto.

2.

Interim Period. During the period beginning on the Notice Date and ending on the Employee Retirement Date (the "Interim Period"), Employee will continue to receive his salary at the annual rate in effect immediately prior to the Notice Date, and continue participating in the employee benefits he participated in immediately prior to the Notice Date (see section 4.c.), under the terms, conditions and restrictions in effect immediately prior to the Notice Date.

3.	NWL's Right to Terminate Employee. NWL reserves the right to terminate Employee in accordance with the terms set forth in section 4.b. below.
4.

Payments and Benefits. Subject to the conditions and restrictions contained herein, NWL agrees to pay or to provide Employee with the compensation and benefits described below in consideration of his retirement and releases:

	a.	On the Employee Retirement Date NWL will pay Employee any accrued but unpaid salary earned through the Employee Retirement Date.
b.

Prior to executing this Agreement, Employee was an at-will employee. NWL hereby agrees that between the date of execution of this Agreement and the Employee Retirement Date, Employee's services for NWL may not be terminated except for good cause shown. For the purposes of this Agreement, "Good Cause" shall mean (i) Employee's commission of an act of fraud or dishonesty in the performance of his duties; or (ii) Employee's intentionally engaging in misconduct or conduct or activities involving moral turpitude that causes material damage to the business or reputation of NWL, its affiliates or subsidiaries; or (iii) Employee's knowing failure or refusal to follow, or neglect of, the lawful directions or instructions of NWL; and/or (iv) Employee's unauthorized disclosure of confidential information of NWL.

	c.	Employee will continue to receive the following benefits, in addition to Employee's current salary:
		i.	Reimbursement for cellular phone monthly charges incurred through the Employee Retirement Date, with a maximum of $109.00 per month;
		ii.	Great Hills Country Club dues plus business related charges incurred through the Employee Retirement Date;
		iii.	Westover Hills Club dues incurred through the Employee Retirement Date;
		iv.	Retirement gifts and celebration per company policy as of the date of this Agreement;
		v.	Auto allowance of $900 per month on the first of each month through the Employee Retirement Date;
		vi.	Cost of registration and attendance for forty (40) hours of continuing professional education prior to the Employee Retirement Date;
		vii.	Professional dues and license fees due before the Employee Retirement Date for all organizations, etc., Employee is a member in good standing as of the Notice Date;
		viii.	All medical and dental claims incurred prior to the Employee Retirement Date and reimbursable under either the base plan or the Excess Benefit Plan;
		ix.	Payment of life insurance and accidental death premiums to be paid through the Employee Retirement Date for the level of benefits in effect as of the Notice Date;
		x.	Deduction from paycheck of the premiums through the Employee Retirement Date for any optional life insurance in effect as the Notice Date;
		xi.	Payment for disability insurance through the Employee Retirement Date for the amount in effect as of the Notice Date;
		xii.	Payment of the $500, less applicable withholdings, educational award at the time of the employee recognition meeting in September 2001;
		xiii.	Payment of officer Christmas gifts for Christmas 2001;
		xiv.	Continued participation in NWL's 401K through the Employee Retirement Date;
		xv.	Continued participation in the Nonqualified Deferred Compensation Plan through the Employee Retirement Date;
		xvi.	Employee may purchase any and all equipment and software provided by NWL for use at his home for the book value on the Employee Retirement Date;
		xvii.	Reimbursement of business expenses incurred at the request of NWL, its subsidiaries or affiliates within two (2) months of the Employee Retirement Date;
xviii.

Continued participation in the Non-qualified Defined Benefit Plan with no FICA or Medicare withholding after the Employee Retirement Date, and any expense for the prior year withholding of FICA and Medicare will be borne by NWL; and

		xix.	Continued participation in the Defined Benefit Plan.
d.

NWL and Employee agree that for any and all payments to be made to Employee and/or benefits conferred to Employee under this Agreement NWL shall withhold federal income tax where required and in accordance with the IRS Form W-4 on file with NWL as of the Notice Date. NWL and Employee further agree that any payments made to Employee under this Agreement shall be further reduced by any and all amounts required to be additionally withheld due to federal, state, local or other tax.

5.	Cooperation/Consulting Period.
a.

During the Interim Period Employee agrees to work his regular schedule and continue in his duties as Senior Vice-President of NWL until otherwise notified by the President of NWL (the "Full-time Period"). Said duties must befit the education, training and experience of Employee in his former role as Chief Financial Officer, Chief Administrative Officer and Treasurer of NWL. Under no circumstances may the Full-time Period exceed ninety (90) days from the Notice Date. At NWL's sole discretion and without prior notice to Employee, the Full-time Period may be terminated. Employee further agrees to cooperate with and facilitate the transfer of his various positions and their associated titles.

b.

Upon termination of the Full-time Period and continuing until the Employee Retirement Date, Employee agrees to make himself available as reasonably deemed necessary by any and all officers and directors of NWL, its affiliates or its subsidiaries for all reasonably necessary business purposes, including, but not limited to, attending board and committee meetings, consulting on annual reports and advising on general business practices. Employee shall keep NWL, its affiliates and subsidiaries reasonably informed of his location during normal business hours and reasonably informed how NWL, its affiliates or subsidiaries may contact him.

	c.	Any board and officer positions with NWL, its affiliates, or its subsidiaries not previously transferred and/or resigned, will be resigned on the Employee Retirement Date.
6.

Return of Property. Employee hereby agrees to return his office equipment and all software provided by NWL, subject to the purchase option contained in Section 4.c.(xvi.), building keys, passes, credit cards, telephone lists, directories and any other assets or property owned by, provided by, or prepared on behalf of NWL, its affiliates or subsidiaries or any of their clients, on or before the Employee Retirement Date. Employee further agrees that in the event he discovers any other property owned by, prepared for, purchased by, or provided to him by NWL, its affiliates or subsidiaries, he will return said materials immediately to the President of NWL.

7.

Release. Employee agrees to accept continued employment, subject to the terms and conditions set forth in Section 3 contained herein, and the non-reduction of his salary, as sufficient consideration for the release contemplated in this Section 7. Employee hereby waives and releases NWL, its affiliates and subsidiaries and their shareholders, directors, officers, employees and agents from any and all claims and causes of action that he may have, arising from or relating to his employment with NWL, its affiliates or its subsidiaries or the termination thereof, including without limitation any claims for salary, bonuses, vacation, insurance or any other benefits relating to his employment with NWL. Specifically, and without limitation, Employee releases NWL, its affiliates and its subsidiaries and their shareholders, directors, officers, employees and agents from any claims under the Age Discrimination in Employment Act ("ADEA") for any act or omission that occurred prior to the date this Agreement is executed. This Agreement does not waive any rights or claims under the ADEA that may arise after the date this Agreement is executed. In consideration of $350.00 payable by NWL to Employee on the Employee Retirement Date, Employee further agrees to sign an additional release that substantially conforms to the release attached hereto as Exhibit B.

8.	Confidential Information and Non-Interference.
a.

NWL agrees that it will hold in confidence any confidential information relating to Employee that may be known to it and will not disclose any such information or otherwise take any action that could reasonably be anticipated to cause material damage to the reputation and goodwill of Employee, unless lawfully obligated to do so. Similarly, Employee agrees that he will hold in confidence any confidential information relating to NWL, its affiliates or subsidiaries or any of their shareholders, directors, officers, employees or agents that may be known to him and will not disclose any such information or otherwise take any action that could reasonably be anticipated to cause material damages to the reputation and goodwill of NWL, its affiliates or subsidiaries or any of their shareholders, directors, officers, employees or agents, unless lawfully obligated to do so. Additionally, Employee agrees not to take part in, or interfere with, the management operations of NWL, its affiliates or subsidiaries.

b.

Employee agrees to keep both the existence and terms of this Agreement confidential and not reveal its contents to any person or entity. Notwithstanding the foregoing, Employee may discuss this Agreement with his attorney, financial advisor, or as otherwise required by law.

9.

Termination of Prior Agreements and Understandings. As of the Notice Date, this Agreement supersedes and replaces any written or oral agreements or understandings between the Employee and any of NWL's, its affiliate's or subsidiary's officers, directors, employees, agents, shareholders or other representatives.

10.

No Other Severance Payments or Benefits. Except as otherwise expressly stated herein, Employee acknowledges that he is not entitled to any other compensation or benefits from NWL, its affiliates or subsidiaries or their respective directors, officers, shareholders or other representatives.

11.

Acknowledgment. Employee hereby acknowledges that NWL advised him to retain and consult with independent legal counsel prior to executing this agreement. Employee hereby acknowledges that he was not coerced to enter this Agreement and Employee has entered into this Agreement voluntarily. Employee is fully aware of the terms of this Agreement and their legal effect.

12.	Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.
13.

Modification. This Agreement may not be modified or amended except in writing executed by NWL and the Employee. Said writing must expressly state that it is amending or modifying this Agreement and said writing must be attached hereto.

14.

Arbitration. Any and all disputes arising under or out of this Agreement shall be submitted to the American Arbitration Association for binding arbitration. The arbitration shall be conducted by an arbitrator selected by the parties, or if no agreement can be reached, then in accordance with the Employment Rules of the American Arbitration Association. Any decision made by the arbitrator must be consistent with the laws of the state of Texas, and supported by findings of fact and conclusions of law. The arbitrator shall not have the authority to add to, modify or disregard any terms of this Agreement that are permitted under the laws of the state of Texas or to issue an award that is contrary to the laws of the state of Texas. The prevailing party in any dispute submitted to arbitration shall be entitled to an award of reasonable attorneys' fees and costs incurred.

15.

Time to Consider. Employee has twenty-one (21) days to accept or reject this Agreement. Following Employee's acceptance and the execution of this Agreement, Employee has seven (7) days to revoke this Agreement. This Agreement becomes effective seven (7) days after execution if not revoked by Employee.

IN WITNESS THEREOF, NWL and Robert L. Busby, III have executed this Agreement as of the date first set forth above.

NATIONAL WESTERN LIFE INSURANCE COMPANY
By: /S/ Ross R. Moody
Ross Moody - President

By: /S/ Robert L. Busby, III
Robert L. Busby, III

EXHIBIT A

RESIGNATION

      I, Robert L. Busby, III, do hereby resign as an officer, director, and member of any committee of any Board of Directors of which I am a member of National Western Life Insurance Company and any of its affiliates or subsidiaries (collectively "NWL"), except for my position as Senior Vice President of National Western Life Insurance Company and my positions on the Board of Directors of Regent Care General Partner, Inc. and Regent Care Operations General Partner, Inc., pursuant to the Employee Retirement Agreement entered into by and between National Western Life Insurance Company and myself.

      I understand that if NWL has any printed matter of any kind bearing my name, I hereby agree that they may continue to use such printed matter until the supply is exhausted, without liability to me on the part of the company.

      It is understood that no printed material bearing my name shall be ordered after the Employee Retirement Date stated in the Employee Retirement Agreement entered into by and between National Western Life Insurance Company and myself.

       This resignation is effective as of the date of my signature below.
By: /S/ Robert L. Busby, III
Robert L. Busby, III

Date: April 20, 2001

Witness: /S/ Joseph Flynn
Printed Name: Joseph Flynn

EXHIBIT B

RELEASE OF CLAIMS BY AND BETWEEN ROBERT L. BUSBY, III AND
NATIONAL WESTERN LIFE INSURANCE COMPANY

This Release of Claims ("Release"), dated this the _____ day of ______________, 2002, is by and between Robert L. Busby, III ("Employee") and National Western Life Insurance Company ("NWL").

RECITALS

WHEREAS, Employee has elected to terminate his employment with NWL, pursuant to the Employee Retirement Agreement executed April 19, 2001; and

WHEREAS, Employee wishes to acknowledge that this decision was made of his own free will;

NOW, THEREFORE, in consideration of a payment of $350.00, as well as the releases and covenants made herein, NWL and Employee hereby agree as follows:
TERMS
1.)

Employee hereby acknowledges that he was not coerced to execute this Release and Employee has executed this Release voluntarily. Employee is fully aware of the terms of this Release and their legal effect.

2.)

Employee further acknowledges that he was advised to seek independent legal counsel specifically relating to this Release as it pertains to the release of claims arising under the Age Discrimination in Employment Act of 1967 ("ADEA").

3.)

Employee hereby agrees to release NWL, its affiliates and its subsidiaries and their shareholders, directors, officers, employees and agents from any claims under any contract or agreement, whether written or verbal, or other theory, including any claims under the ADEA for any act or omission that occurred prior to the date this Release is executed.

4.)

Employee has twenty-one (21) days to accept or reject this Release. Following Employee's acceptance and the execution of this Release, Employee has seven (7) days to revoke this Release. This Release becomes effective seven (7) days after execution if not revoked by Employee.

5.)

If Employee fails to execute this Release, or revokes the Release in accordance with the terms contained herein, NWL will have no obligation to pay or provide Employee with any of the payments and/or benefits contained herein.

IN WITNESS THEREOF, NWL and Employee have executed this Agreement as of the date first set forth above.

NATIONAL WESTERN LIFE INSURANCE COMPANY
By:
Ross Moody - President

By:
Robert L. Busby, III